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                                                                Exhibit 21.1
                                                                As of 9/27/97

                             U.S. Industries, Inc.

Subsidiaries
------------

Architectural Area Lighting Inc.
Arrow Consolidated Corporation
Artesanias Baja S.A. de C.V.
Asteria Company
Atlantic Pools, Inc.
BB Investments
Bearing Inspection Holdings Inc.
Bearing Inspection, Inc.
BiltBest of California, Inc.
BiltBest Products, Inc.
Britains Petite Limited
Carisbrook Industries Inc.
Columbia Lighting-LCA, Inc.
Columbia Lighting, Inc.
Durango Boot Company
EJ Footwear Corp.
The Ertl Company Inc.
Ertl de Mexico S.A. de C.V.
Ertl Italia S.r.l.
Ertl (Europe) Limited
Ertl (Hong Kong) Limited
Garden State Tanning de Mexico, S.A. De C.V.
Garden State Tanning Inc.
Garden State Tanning (Michigan) Inc.
Georgia Boot Inc.
HM Lehigh Safety Shoe Co., Inc.
Huron Inc.
Irondale Holdings, Inc.
Irondale Manufacturing Company, Inc.
IXL Manufacturing, Inc.
Jacuzzi Asia Pacific Pty Ltd
Jacuzzi do Brazil Industria e Commercio Ltda.
Jacuzzi Inc.
Jacuzzi Investments Ltd
Jacuzzi Outdoor Products, Inc.
Jacuzzi Singapore Pte Ltd
Jacuzzi Spain S.R.L.

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Jacuzzi Sweden, AB
Jacuzzi Universal S.A.
Jacuzzi Whirlpool Bath, Inc.
Jacuzzi Whirlpool GmbH
Jacuzzi (Chile) S.A.
Jacuzzi (Europe) S.p.A.
Jacuzzi (Ireland) Ltd.
Jacuzzi (U.K.) Limited
Jade Holdings Pte Ltd
Jade Technologies Singapore Pte Ltd.
JUSI Holdings, Inc.
Keller Ladders, Inc.
Keystone Lighting Inc.
Kim Lighting Inc.
Lehigh Safety Shoe Co.
Leon Plastics Inc.
Lighting Corporation of America
Lighting Corporation of the Americas S.A. de C.V.
Lokelani Development Corporation
Maili Kai Land Development Corporation
Meridian Furniture, Inc.
Native Textiles Inc.
Northlake Boot Company Inc.
O. Ames Co.
PH Property Development Company
Prescolite Lite Controls, Inc.
Prescolite-Moldcast Lighting Company
Progress Lighting Inc.
Redmont, Inc.
Rexair Holdings Inc.
Rexair, Inc.
SF Springs Properties, Inc.
SiTeco Beleuchtungstechnik GmbH
Spaulding Lighting, Inc.
Sunlite Casual Furniture, Inc.
SUSI Corporation
The Ertl Company, Inc.
Trimfoot Co.
USI American Holdings, Inc.
USI Asia-Pacific Pte Ltd
USI Canada Inc.
USI Capital, Inc.
USI Export Inc.
USI Funding, Inc.
USI Overseas Holdings Limited


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USI Properties, Inc.
USI Realty Corp.
Val Industria e Commercio Ltda
Wokingham Insurance Ltd.